Exhibit 99.1

Aditx Therapeutics, Inc. (Aditxt) Announces Pricing of Initial Public Offering

Will Trade on the Nasdaq Capital Market Under Ticker “ADTX”

Loma Linda, CA, June 30, 2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Aditx Therapeutics, Inc. (the “Company”) (ADTX), a life sciences company developing technologies specifically focused on improving the health of the immune system through immune reprogramming and monitoring, today announced the pricing of its initial public offering of 1,226,668 units at an offering price of $9.00 per unit. Each unit will immediately separate into one share of common stock, one Series A warrant, and one Series B warrant. The Series A warrants permit the holder to purchase one share of common stock at an exercise price of $9.00 and expire after 5 years. The Series B warrants are exercisable at $11.25 per share. The Series B warrants contain an exchange feature that will permit the holder to exchange the warrant into shares of common stock on a one-for-one basis any time commencing the earlier of 10 days from the IPO or the time when $10 million of volume is traded in the common stock, if the closing stock price of the common stock on the date of exercise is below the exercise price of the Series B warrant.  In addition, Aditx has granted the underwriters a 45-day option to purchase up to an additional 184,000 shares of common stock and/or Series A Warrants to purchase up to an aggregate of 184,000 shares of common stock and Series B Warrants to purchase up to an aggregate of 184,000 shares of common stock, in any combinations thereof, at the public offering price per security, less the underwriting discounts and commissions, to cover over-allotments, if any.

The shares of the Company’s common stock will separate from the unit and immediately begin trading on the Nasdaq Capital Market on June 30, 2020 under the ticker symbol “ADTX”. The Company does not intend to apply for any listing of either of the warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and it does not expect a market to develop for the Series A Warrants or the Series B Warrants. Dawson James Securities acted as the sole book-running manager for the offering.  ViewTrade Securities acted as the co-manager for the offering.

The offering is being made solely by means of a prospectus. A copy of the final prospectus related to the offering may be obtained, when available, from Dawson James Securities, Attention: Prospectus Department, 1 N. Federal Highway, 5th Floor, Boca Raton, Florida 33432, by telephone at 1 (866) 928-0928 or by email at syndicate@dawsonjames.com.

A registration statement on Form S-1 relating to this U.S. offering was filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC as of June 29, 2020. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aditx Therapeutics, Inc.

Aditx Therapeutics, Inc., a Delaware corporation, is developing technologies specifically focused on improving the health of the immune system through immune reprogramming and monitoring. The immune reprogramming technology is currently at the pre-clinical stage and is designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune diseases, and allergies. The immune monitoring technology is designed to provide a personalized comprehensive profile of the immune system. For more information, please visit: www.aditxt.com

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, including the Company’s expectations regarding the proposed offering of the Company’s shares of common stock, including as to the consummation of the offering described above and the size of the offering are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, risk factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Aditxt:
Amro Albanna
Co-founder and Chief Executive Officer
IR@aditxt.com

Investor Relations:

PCG Advisory:

Jeff Ramson
Chief Executive Officer
IR@aditxt.com
646-762-4518